    As filed with the Securities and Exchange Commission on November 26, 2001

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   TUCOWS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Pennsylvania                               23-2707366
     (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)

              96 Mowat Avenue
         Toronto, Ontario, Canada                            M6K 3M1
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


         Tucows Inc. Amended and Restated 1996 Equity Compensation Plan
                            (FULL TITLE OF THE PLAN)

                                   Elliot Noss
                      President and Chief Executive Officer
                                   Tucows Inc.
                                 96 Mowat Avenue
                            Toronto, Ontario M6K 3M1
                                     Canada
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (416) 535-0123
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title Of Securities           Amount To Be            Proposed Maximum            Proposed Maximum            Amount Of
     To Be Registered            Registered (1)            Offering Price                 Aggregate            Registration Fee
                                                            Per Share (2)            Offering Price (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value      7,500,000 shares                $0.5                     $3,750,000                  $938
==================================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued under the Tucows Inc. Amended and Restated 1996 Equity Compensation Plan, as amended (the "Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee. The calculation with respect to the ungranted awards under Plan is based upon the average of the high and low prices for the Registrant's Common Stock, no par value (the "Common Stock") as quoted on the OTC Bulletin Board maintained by Nasdaq on November 19, 2001, which date is within five (5) business days prior to the date of filing this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Tucows Inc. (formerly known as "Infonautics, Inc.," and referred to herein as the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference:

     1. The Registrant's Form 10-K for the year ended December 31, 2000, filed with the Commission on April 3, 2001.

     2.   The Registrant's Form 10-K/A filed with the Commission on April 30,
          2001.

     3. The audited financial statements of Tucows Inc., a Delaware corporation, which merged with and into a subsidiary of the Registrant on August 28, 2001 for its latest fiscal year for which the statements have been filed contained in the joint proxy statement/prospectus of the Registrant and Tucows Inc., a Delaware corporation, covering the offer and sale of shares of the Registrant's Common Stock, filed with the Commission on August 2, 2001 pursuant to Rule 424(b) under the Securities Act.

     4. The Registrant's Current Report on Form 8-K dated January 3, 2001, filed with the Commission on January 8, 2001.

     5. The Registrant's Current Report on Form 8-K dated February 21, 2001, filed with the Commission on March 6, 2001.

     6. The Registrant's Current Report on Form 8-K dated March 27, 2001, filed with the Commission on April 11, 2001.

     7. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001.

     8. The Registrant's Current Report on Form 8-K dated June 21, 2001, filed with the Commission on June 21, 2001.

     9. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001.

     10. The Registrant's Current Report on Form 8-K dated August 28, 2001, filed with the Commission on September 6, 2001.

     11. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 13, 2001.

     12. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 23, 1996, to register such securities under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law provide that a business corporation may indemnify any director or officer against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another domestic or foreign enterprise, provided that the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the Pennsylvania Business Corporation Law provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of these actions.

     Section 1746 of the Pennsylvania Business Corporation Law provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the Pennsylvania Business Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against that person and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against the liability under Subchapter D.

     The Registrant's amended and restated bylaws provide that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

     The Registrant's amended and restated bylaws provide that the Registrant is obligated to indemnify directors and officers to the fullest extent not prohibited by law against any liability including any judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees) actually and reasonably incurred in connection with any action, suit or proceeding if such proceeding was authorized by the board of directors.

     In addition to the indemnification provided for in the Registrant's amended and restated bylaws, the Registrant maintains an insurance policy which insures the Registrant's directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number          Description
-------         -----------
 4.1            Registrant's Third Amended and Restated Articles of
                Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K dated August 28, 2001, filed with the Commission on September 6, 2001).

 4.2 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-4, File No. 333-60306).

 4.3            Amended and Restated 1996 Equity Compensation Plan.

 5.1            Opinion of Morgan, Lewis & Bockius LLP.

23.1            Consent of Morgan, Lewis & Bockius LLP (included in
                Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers LLP with respect to the Registrant.

23.3            Consent of KPMG LLP with respect to bigchalk.com, inc.

23.4 Consent of KPMG LLP with respect to Tucows Inc, a Delaware corporation.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on this 26th day of November, 2001.

                                           TUCOWS INC.


                                           By: /s/ ELLIOT NOSS
                                               ------------------------------
                                               Elliot Noss
                                               PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Tucows Inc., a Pennsylvania corporation, do hereby constitute and appoint Elliot Noss, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


                SIGNATURE                                          TITLE
                ---------                                          -----

/s/ ELLIOT NOSS                             President, Chief Executive Officer (Principal
------------------------------------        Executive Officer) and Director
               Elliot Noss

/s/ MICHAEL COOPERMAN                       Chief Financial Officer (Principal Financial and
------------------------------------        Accounting Officer)
            Michael Cooperman

/s/  DAVID VAN RIPER MORRIS
------------------------------------        Director
          David Van Riper Morris

/s/ LLOYD N. MORRISETT
------------------------------------        Director
            Lloyd N. Morrisett

/s/ DENNIS BENNIE
------------------------------------        Director
              Dennis Bennie

/s/ EREZ GISSIN
------------------------------------        Director
               Erez Gissin

/s/ STANLEY STERN
------------------------------------        Director
              Stanley Stern

/s/ ROBERT F. YOUNG
------------------------------------        Director
             Robert F. Young

/s/ ALAN LIPTON
------------------------------------        Director
               Alan Lipton

/s/ TOMER KARIV
------------------------------------        Director
               Tomer Kariv

                                  EXHIBIT INDEX


Exhibit
  No.                          Description
-------                        -----------

  4.3    Amended and Restated 1996 Equity Compensation Plan.

  5.1    Opinion of Morgan, Lewis & Bockius LLP.

 23.1    Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

 23.2    Consent of  PricewaterhouseCoopers LLP with respect to the Registrant.

 23.3    Consent of KPMG LLP with respect to bigchalk.com, inc.

 23.4    Consent of KPMG LLP with respect to Tucows Inc, a Delaware corporation.

 24.1 Power of Attorney (set forth on the signature page of this Registration Statement).